UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2025, Agenus Inc. (the “Company”) entered into an Amendment to Notes, Amendment of Warrants and Sale of New Warrants (the “Amendment”) with existing noteholders, pursuant to which the Company:

•
extended the maturity date of $10.5 million of senior subordinated promissory notes previously issued in 2015 (the “2015 Notes”) by sixteen months from February 20, 2025 to July 20, 2026;
•
increased the interest rate under the 2015 Notes from 8% to 9% per annum;
•
will secure the obligation to pay the 2015 Notes by the grant of a subordinate mortgage on certain properties owned by Agenus West, LLC, a wholly owned subsidiary;
•
extended the expiration date of all A Warrants and B Warrants held by such noteholders to purchase a total of 97,500 shares of the Company’s common stock previously issued in 2022 to February 20, 2030 and changed the exercise price to $3.25 per share, which represented a 60-day volume weighted average price as of February 14, 2025 (the “Amended A Warrants” and "Amended B Warrants");
•
issued to certain noteholders new warrants to purchase 67,500 shares of the Company’s common stock to expire February 30, 2030, and have an exercise price of $3.25 per share, (the “C Warrants” and, together with the Amended A Warrants and the Amended B Warrants, the “New Warrants”);
•
committed to registering the New Warrants with the SEC within ninety (90) days after February 20, 2025;
•
provided that if the Company conducts a financing of greater than $10 million at a price per share below $3.25 before February 20, 2026, the exercise price on the New Warrants will be reduced to the same price at which such financing was conducted.

The Company expects to address the $2.5 million payment of the 2015 Notes through a new financing instrument in the very near term.

The foregoing descriptions of the Amendment, the New Warrants do not purport to be complete and are qualified in their entirety by reference to the text of the Amendment and the forms of the New Warrants. The Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the form of the Amended A Warrant, the Amended B Warrant and the C Warrant are attached as exhibits 4.1, 4.2 and 4.3 hereto.

A brief description of the other terms and conditions of the 2015 Notes can be found in Item 2.03 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 26, 2015 and such brief description is incorporated by reference herein.

The securities issued in connection with the Amendment were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering. Neither the New Warrants nor the underlying shares of common stock have been registered under the Securities Act. Neither the New Warrants nor such underlying shares of common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No commission or other remuneration was paid or given directly or indirectly for soliciting such issuance.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Form of Amended A Warrant

4.2 Form of Amended B Warrant

4.3 Form of C Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2025	By:	/s/ Christine M. Klaskin
Christine M. Klaskin, VP Finance